Exhibit 99.1

DAKOTA PLAINS ANNOUNCES BUYOUT OF JOINT VENTURE PARTNERSHIPS

AND REFINANCING OF ITS EXISTING DEBT

WAYZATA, Minnesota – December 8, 2014 -- Dakota Plains Holdings, Inc. (“Dakota Plains” or “the Company”) (NYSE MKT: DAKP) today announced the acquisition on December 5, 2014, of all the ownership interests in its oil transloading joint venture, sand transloading joint venture, and oil marketing joint venture. The previously announced sale of the Company’s interest in its trucking joint venture closed on November 24, 2014.

Under the terms of the agreement, Dakota Plains paid its former joint venture partner a cash consideration of $43 million and will make future contingent payments equal to $0.225 per barrel for crude oil actually loaded at the Pioneer Terminal, up to a limit of 80,000 barrels per day, paid quarterly through December 31, 2026 (the duration of the prior joint ventures). Dakota Plains receives, among other things, $8.9 million in cash distribution from the termination of the joint ventures. SunTrust Robinson Humphrey, Inc. served as financial adviser to Dakota Plains in connection with this transaction.

Dakota Plains also announced a new $57.5 million credit facility provided by SunTrust Bank to fund the transaction and to refinance $7.7 million in Senior Unsecured Promissory Notes and $6.4 million in debt related to the construction of the Pioneer Terminal.

Craig McKenzie, Chairman and Chief Executive Officer of Dakota Plains, said, “This transaction is accretive to earnings, increases our transloading business two-fold, allows us to exit our marketing joint venture, and provides a simpler capital structure comprising common stock and a fully secured $57.5 million credit facility, which significantly lowers our weighted average cost of debt. We are now focused on increasing the throughput at Pioneer via long-term, fee-based contracts, and on completing the construction of our storage tank expansion.”

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. is an integrated midstream energy company operating the Pioneer Terminal transloading facility. The Pioneer Terminal is centrally located in Mountrail County, North Dakota, for Bakken and Three Forks related Energy & Production activity. For more information please visit the corporate website at: www.dakotaplains.com.

Forward Looking Statements

Statements made by representatives of Dakota Plains Holdings, Inc. (“Dakota Plains” or the “Company”) during the course of this press release that are not historical facts, are forward-looking statements. These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. These include risks relating to global economics or politics, our ability to obtain additional capital needed to implement our business plan, minimal operating history, loss of key personnel, lack of business diversification, reliance on strategic, third-party relationships, financial performance and results, prices and demand for oil, our ability to make acquisitions on economically acceptable terms, and other factors described from time to time in the Company’s periodic reports filed with the SEC that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Dakota Plains undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

Contacts
Company Contact
Tim Brady, CFO
tbrady@dakotaplains.com
Phone: 952.473.9950
www.dakotaplains.com

Investor and Media Contact
Dan Gagnier/Jared Levy/Emily Deissler, Sard Verbinnen
Phone: 212.687.8080
www.sardverb.com

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